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EXHIBIT 99.2

FOR:	US SEARCH
CONTACT:	Peter Frank Chief Financial Officer (310) 302-6300
Morgen-Walke Associates:
	Investor Relations:	Leigh Parrish, Kip Meintzer (415) 439-4521, (415) 439-4515
	Media Relations:	Christopher Katis (415) 439-4518

For Immediate Release

US SEARCH SIGNS LETTER OF INTENT TO ACQUIRE
LEADING BACKGOUND SCREENING COMPANY

~ Acquisition of Professional Resource Screening, Inc. Expected to Substantially Increase Revenue ~

Los Angeles, CA—October 15, 2001—US SEARCH.com Inc. (Nasdaq: SRCH), today announced that it has signed a letter of intent to acquire Professional Resource Screening, Inc. (PRSI), a privately-held Concord, California based background screening company whose business is focused primarily on Fortune 500 companies. The acquisition is expected to enable US SEARCH to significantly increase its revenue stream, provide a strong corporate customer base and expand its employment background screening business. The acquisition will be a primarily stock-based transaction, which is expected to close in November 2001 and is subject to customary regulatory and shareholder approval as well as other closing conditions.

    "It is expected that this transaction will be a positive step for the growth of US SEARCH and for our shareholders," stated Brent Cohen, President and Chief Executive Officer, US SEARCH. "We anticipate that the acquisition of PRSI will increase our revenue by more than 50% and enhance our market presence and our ability to deliver information and risk management services to businesses and government agencies."

    PRSI has developed and offers a variety of technologically advanced products and services to provide accurate, timely, qualified employment screening and background information reports, all built into an online, web-based system that enables instant ordering and delivery of results.

    "We are delighted to team with the US SEARCH organization," said Irv Pearlstein, President of Professional Resource Screening, Inc. "US SEARCH's advanced technology and infrastructure offer PRSI additional resources and a strong platform for us to build upon for future growth. The integration of our two companies will be tremendously beneficial for our organization and our existing corporate customers. This will enable us to strengthen and further expand PRSI's employment background screening services, as well as continue to grow our customer base."

  About US SEARCH

    Founded in 1994, US SEARCH (Nasdaq: SRCH) is a trusted, reliable source of information and risk management services, supplying individual, corporate and small business clients with one-stop access to a broad range of records and information. A leader in finding people and property, US

SEARCH has extended its business to trust services through its VeroTrust Division, offering e-commerce companies and customers risk mitigation solutions through a combination of identity verification and fraud prevention tools. US SEARCH provides its customers with the right information to make faster, safer, smarter decisionsSM. The company is backed in part by Pequot Capital Management, Inc., a leading private investment fund group with more than $10 billion under management.

  About Professional Resource Screening, Inc.

    PRSI is a leading provider of custom pre-employment screening solutions based in Concord, California. PRSI offers a variety of technologically advanced products to provide accurate, timely background information and qualified candidate screening. The Company has over 200 customers in a variety of industries, including retail, financial services, insurance and telecommunications. PRSI offers a broad variety of employment screening products including Social Security Traces, Felony and Misdemeanor Record Searches, Employment and Education Verification, Credit Histories and much more.

  US SEARCH Forward-Looking Statements

    This news release contains forward-looking statements regarding future events or the future performance of US SEARCH with respect to, among other things, expected revenue resulting from the transaction, the Company's plans for expansion and growth especially in the commercial accounts area, capabilities of its technical infrastructure, ability to achieve efficiencies and profitability and, US SEARCH's ability to grow its business and expand its service offerings. These projections and statements involve risks and uncertainties. Readers are referred to the documents filed by US SEARCH with the Securities and Exchange Commission, specifically those included in the Company's latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. US SEARCH's actual future events or results may differ materially as a result of risks facing US SEARCH or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, US SEARCH's ability to integrate its infrastructure with PRSI's, expand and market its product line and service offerings, particularly those intended for the commercial accounts area, achieve profitability, respond to changes in the competitive environment, achieve increased efficiencies and profitability when integrating the two entities.

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EXHIBIT 99.2